EXHIBIT
NO. 2

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          HCA - THE HEALTHCARE COMPANY

                                  WITH AND INTO

                       COLUMBIA/HCA HEALTHCARE CORPORATION


                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


         Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Corporation"), does hereby certify to the following facts relating to the merger (the "Merger") of HCA - The Healthcare Company, a Delaware corporation (the "Subsidiary"), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of HCA - The Healthcare
Company:

         FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         SECOND: The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on May 25, 2000, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

                  WHEREAS, Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Corporation"), owns all of the outstanding shares of the capital stock of HCA - the Healthcare Company, a Delaware corporation (the "Subsidiary"); and

                  WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware;

                  NOW, THEREFORE, BE IT AND IT HEREBY IS

                  RESOLVED, that the Subsidiary be merged with and into the Corporation (the "Merger"); and it is further

                  RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and it is further

                  RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

                  RESOLVED, that the certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is

                  HCA - THE HEALTHCARE COMPANY

                  RESOLVED, that the proper officers of the Corporation be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

         FOURTH: The Corporation shall be the surviving corporation of the Merger.

         FIFTH: The certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

                  FIRST:   The name of the Corporation is
                  HCA - THE HEALTHCARE COMPANY

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 25th day of May, 2000.


                                    COLUMBIA/HCA HEALTHCARE CORPORATION



                                    By: /s/ John M. Franck II
                                        ----------------------------------------
                                        John M. Franck II
                                        Vice President and Corporate Secretary